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                                                                   EXHIBIT 10.67


                        FIRST RIGHT OF REFUSAL AGREEMENT

                 THIS FIRST RIGHT OF REFUSAL AGREEMENT (this "Agreement") is made as of this 23rd day of May, 1995, by and among COMPREHENSIVE CARE CORPORATION, a Delaware corporation ("CompCare"), ACCESSCARE, INC., a Nevada corporation ("AccessCare"), and PHYSICIAN CORPORATION OF AMERICA, a Delaware corporation ("Investor").

                                R E C I T A L S :

         A. AccessCare and Investor are concurrently herewith entering into the AccessCare Preferred Stock Purchase Agreement dated as of May 23, 1995 (the "Stock Purchase Agreement") whereby, among other things, Investor is purchasing the Series A Preferred Stock of AccessCare (the 135 shares of AccessCare Series A Preferred Stock, and any shares receivable therefor upon a stock dividend, reclassification, merger or other corporate reorganization, but excluding the common stock of AccessCare issuable upon conversion of the Series A Preferred Stock (and excluding any other securities receivable on account of ownership of such common stock), herein called the "Preferred Shares") on the terms and conditions of the Stock Purchase Agreement and the other documents referred to therein (sometimes collectively called "Transaction Documents").

         B. Pursuant to the Stock Purchase Agreement, CompCare and AccessCare hereby grant, and Investor hereby receives, a first right of refusal to purchase AccessCare, on the terms and conditions set forth herein.

                                    AGREEMENT

                 NOW, THEREFORE, the parties agree as follows:

         1. Definitions.

                 1.1 The term "Acquisition Proposal" shall mean any proposal made by a third party, orally or in writing, solicited or unsolicited by or for CompCare or AccessCare, whether effected in one transaction or a series of related transactions, for (i) the acquisition (other than in an "Excluded Transaction" as defined below) of the capital stock of AccessCare then held by CompCare representing all or any substantial portion (ie., more than 10%) of the voting power of AccessCare; (ii) the acquisition (other than in an "Excluded Transaction" as defined below), through sale, assignment, license, lease or other transfer of all or substantially all of the assets of AccessCare; or (iii) the acquisition, by merger, consolidation or any other reorganization of AccessCare (other than in an "Excluded Transaction" as defined below), of the capital stock of AccessCare then held by CompCare representing all or any substantial portion (ie., more than 10%) of the voting power of AccessCare or through which all or substantially all of the assets of AccessCare are converted or released (other than in an "Excluded Transaction" as defined below).



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                  1.2 The term "Excluded Transaction" shall include any
transactions of a nature like those described in Section 1.1 as a result of which the acquisition is made by a person or entity controlling, controlled by or under common control with CompCare which agrees in writing to be a party to, and be bound by, this Agreement with respect to any subsequent transaction occurring prior to termination of this Agreement.

         2. First Right of Refusal.

                  2.1 Notice of Acquisition Proposal . In the event that AccessCare or CompCare receives an Acquisition Proposal, AccessCare or CompCare, as the case may be, shall first deliver to Investor a written notice (the "Notice") specifying the name and address of the party which submitted the Acquisition Proposal and the terms and conditions of the Acquisition Proposal, including the consideration offered to acquire AccessCare. In the event that AccessCare or CompCare desires to accept such an Acquisition Proposal, the Notice shall so specify or a supplement that so specifies to the Notice shall be sent to Investor. A Notice so providing or supplemented shall be hereinafter referred to as a "Notice of Acceptable Offer."

                  2.2 Notice of Election to Acquire . During the thirty (30) day period following receipt of the Notice of Acceptable Offer, Investor shall have the right to acquire AccessCare at the price (subject to the terms of subsection
2.4 below) and upon the terms and conditions specified in the Notice of Acceptable Offer. Investor shall give written notice to AccessCare and CompCare of such election to acquire AccessCare within such thirty (30) day period.

                  2.3 Consummation of Acquisition Proposal . In the event that Investor does not elect to acquire AccessCare pursuant to subsection 2.2 above, AccessCare or CompCare, as the case may be, may then accept the Acquisition Proposal set forth in the Notice of Acceptable Offer and consummate such transaction, provided such transaction is consummated within the ninety (90) day period following the date of the Notice of Acceptable Offer, upon terms and conditions, as a whole, as favorable as or superior to those set forth in the Notice of Acceptable Offer, with the offering party or a third party.

                  2.4 Purchase Price . If Investor elects to acquire the outstanding stock of AccessCare then held by CompCare or the assets of AccessCare pursuant to subsection 2.2 above, Investor shall have the right to acquire AccessCare for cash consideration, whether or not part or all of the consideration specified in the Notice of Acceptable Offer is other than cash. If part or all of the consideration to acquire AccessCare as stated in the Notice of Acceptable Offer is other than cash, the price to acquire AccessCare stated in the Notice of Acceptable Offer shall be deemed to be the sum of the cash consideration, if any, specified in the Notice of Acceptable Offer, plus the fair market value of the non-cash consideration. The fair market value of such non-cash consideration shall be determined by the mutual agreement of Investor, on the one hand, and CompCare or AccessCare, on the other hand as the case may be. If Investor and either AccessCare or CompCare, as the case may be, cannot agree upon the fair market value of the non-cash consideration within five (5) days after Investor exercises its first right of refusal as set forth herein, the fair market value of the non-cash consideration shall be determined by an independent qualified appraiser agreed upon by Investor and CompCare. Such appraiser shall submit his or her appraisal to CompCare, Investor and AccessCare within ten (10) days of his or her appointment and such appraiser's determination shall be binding upon all of the parties hereto. If CompCare, Investor and AccessCare are unable to agree upon an appraiser within ten


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(10) days after Investor exercises its first right of refusal as set forth herein, then Investor, on the one hand, and AccessCare and CompCare, together on the other hand, each shall select, within five (5) days thereafter, an independent qualified appraiser. Such two appraisers shall select, within five
(5) days after the selection of the second of such two appraisers, a third similarly qualified appraiser. Within ten (10) days after the third appraiser is selected, the appraisers shall independently determine the fair market value of the non-cash consideration. On the date which is ten (10) days after the third appraiser is selected, the three appraisers shall submit their appraisals to CompCare, Investor and AccessCare, and the average of the two appraisals which are closest in amount shall constitute the fair market value of the non-cash consideration. If one appraisal is the mean of the other two appraisals, such appraisal shall constitute the fair market value of the non-cash consideration. If either party fails to appoint its appraiser within the required time period, the appraiser appointed by the other party shall be the sole appraiser and such appraiser's determination shall be binding upon all parties hereto. Investor and AccessCare shall share equally the fees and expenses of the appraiser jointly named. In the event Investor and AccessCare fail to agree upon an appraiser, then Investor shall pay the fees and expenses of the appraiser appointed by Investor and AccessCare shall pay the fees and expenses of the appraiser appointed by AccessCare, and the cost of the third appraiser shall be shared equally between Investor and AccessCare.

                 2.5 Transfers in Violation of this Section . Any sale, assignment or other transfer of capital stock of AccessCare by CompCare pursuant to an Acquisition Proposal contrary to the provisions of this Section 2 shall be null and void, and the transferee shall not be recognized by AccessCare as a holder or owner of the capital stock purported to have been sold, assigned or transferred for any purposes, unless and until CompCare has satisfied the requirements of this Section 2 with respect to such proposed sale, assignment or other transfer. No transaction pursuant to an Acquisition Proposal shall be deemed consummated unless and until the requirements of this Section 2 with respect to such Acquisition Proposal have been satisfied in full.

         3. Termination.

                 This Agreement shall terminate upon the earliest of (i) 1:00 p.m. New York City time on the tenth (10th ) anniversary of the date of this Agreement; (ii) the conversion, sale or disposition, by way of redemption or otherwise (excluding for purposes of this clause (ii) only a partial redemption at the election of AccessCare) of all of the Preferred Shares, or any portion thereof; (iii) the redemption at the election of AccessCare of all of the Preferred Shares; or (iv) the failure of Investor to exercise its election to acquire AccessCare within the thirty (30) day period specified in subsection 2.2 above (but, in the case of clause (iv), only if the transaction giving rise to the Investor's election shall have been consummated by AccessCare or CompCare on the terms provided in subsection 2.3 above); provided however, that if an Acquisition Proposal is presented to AccessCare or CompCare prior to the occurrence of the earliest of the events described above, the rights and obligations hereunder shall continue through and including any period required to satisfy the notice provisions and other requirements of Section 2 above.


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         4. Non-transferability.

                 Neither this Agreement nor the first right of refusal may be assigned or otherwise transferred by Investor to any other person or entity except a transfer of this Agreement and the Right as a whole to a single entity that either (i) acquires, in combination with one or more commonly-controlled affiliates of such entity, substantially all of the assets and business of Investor or (ii) is a surviving entity of a recapitalization, merger, consolidation, or other form of corporation reorganization of Investor succeeding to substantially all of Investor's assets and business and that, in either case (i) or (ii), expressly assumes in writing Investor's obligations under the Transaction Documents. Except as permitted in the preceding sentence, any such assignment or transfer shall be void.

         5. Representations and Warranties of Investor .

                 Investor hereby represents and warrants to CompCare and AccessCare that:

                 5.1 Authorization . Investor has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                 5.2 Purchase Entirely for Own Account . This Agreement is made with Investor in reliance upon Investor's representation that the first right of refusal acquired hereby (the "Right"), any shares of AccessCare Common stock or other securities to be purchased upon exercise of the Right by Investor and any shares the Common Stock or other securities of AccessCare issuable upon conversion or exercise of securities referred to above (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                 5.3 Disclosure of Information . Investor believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Right to purchase the Securities. Investor further represents that it has had an opportunity to ask questions and receive answers from CompCare and AccessCare regarding the terms and conditions of the offering of the Securities. Investor's representation's and warranties in this Section do not limit AccessCare's liability for a breach of its representations or warranties under this Agreement.

                 5.4 Investment Experience . Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission ("SEC") and the rules of the Florida Department of Banking and Finance and is not counted for purposes of Section 517.061(11)(a) of the Florida Securities and Investor Protection Act or Section 25102(f) of the California Corporate Securities Law of 1968 and further that Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and


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experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Right and an investment in the Securities.

                 5.5 Florida Transaction Exemption . Investor is a corporation with assets of $500,000 or more for purposes of Section 517.061(8) of the Florida Securities and Investor Protection Act.

                 5.6 Restricted Securities . Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from CompCare in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Investor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                 5.7 Legends . It is understood that certificates evidencing the Securities may bear substantially one or more of the following legends:

                          (a) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                          (b) Any legend required by any applicable state law.

                          (c) Any legend required by any applicable Transaction Documents.

         6. Representations and Warranties of AccessCare and CompCare . Each of AccessCare and CompCare, jointly and severally, represents and warrants to Investor that:

                 6.1 Organization and Standing of CompCare . CompCare is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware, and AccessCare is a duly incorporated and validly existing corporation in good standing under the laws of the State of Nevada, and each, respectively, has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. Each of AccessCare and CompCare, respectively, is duly licensed or qualified, and in good standing as a foreign corporation authorized to do business, in all jurisdictions in which the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary and where failure to be licensed or to so qualify would have a material adverse effect upon it.

                 6.2 Corporate Action . Each of AccessCare and CompCare, respectively, has all necessary corporate power and has taken all corporate action required to make all the


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provisions of this Agreement, and the documents and instruments executed in connection herewith, its valid and enforceable obligations upon execution thereof.

                 6.3 Governmental Approvals . No authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by AccessCare or CompCare, respectively, or for the performance by it of its obligations under, this Agreement except for post-sale filings to be made, if any, to comply with exemptions from registration or qualification under federal and state securities laws.

         7. No Privilege of Stock Ownership .

                 Prior to exercise of this Right, Investor shall not be entitled, by virtue of holding this Right, to any rights of a stockholder of AccessCare, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of AccessCare.

         8. Non-transferability .

                 Neither this Agreement nor the Right may be assigned or otherwise transferred by Investor to any other person or entity. Any such assignment or transfer shall be void.

         9. Legend. Each certificate representing shares of capital stock of AccessCare held by CompCare or outstanding on the date hereof shall contain a legend in substantially the following form:

         THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A FIRST RIGHT OF REFUSAL AGREEMENT DATED AS OF MAY 23, 1995, WHICH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY, A COPY OF WHICH SHALL BE PROVIDED UPON WRITTEN REQUEST.

         10. Miscellaneous.

                 10.1 Notices . All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified, return receipt requested, postage prepaid:


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       (a)     If to CompCare or AccessCare, addressed to:

                     AccessCare, Inc.
                     2203 N. Lois Avenue, Suite 1150
                     Tampa, Florida  33607
                     Attn:  Ronald G. Hersch, President

               and

                     Comprehensive Care Corporation
                     4350 Von Karman
                     Suite 280
                     Newport Beach, California  92660
                     Attention: Drew Q. Miller, Chief Financial
                       Officer

               with a copy to:

                     James A. Rowe
                     Corporate Counsel
                     AccessCare, Inc.
                     2203 N. Lois Avenue, Suite 1150
                     Tampa, Florida  33607

       (b)     If to Investor addressed to

                     Physician Corporation of America
                     P.O. Box 527500
                     Miami, Florida  33152-7500
                     Attention: Peter E. Kilissanly, President
                       and COO

               or delivered in person to

                     Physician Corporation of America
                     5835 Blue Lagoon Drive
                     Miami, Florida  33126
                     Attention: Peter E. Kilissanly, President
                       and COO

               with a copy, in either case, to:

                     Physician Corporation of America
                     5835 Blue Lagoon Drive
                     Miami, Florida  33126
                     Attention: John A. Hageman, Esq., General
                       Counsel

Any party hereto may from time to time, upon written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered

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forty-eight (48) hours after mailing thereof. If any notices are sent by facsimile ("fax") to a party, it will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by mail in the manner set forth above within twenty-four (24) hours after the fax is sent.

                 10.2 Attorneys' Fees . In the event of any controversy or claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

                 10.3 Binding Effect . This Agreement shall be binding upon the heirs, executors, representatives, successors and assigns of the respective parties hereto; provided, however, that no assignment hereunder by Investor shall be permitted. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                 10.4 Counterparts . This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                 10.5 Headings . The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                 10.6 Waivers . Any party to this Agreement may waive any right, breach or default which it has the right to waive; provided that such waiver will not be effective against the waiving party, unless it is in writing and specifically refers to this Agreement and notice thereof is promptly given to all parties in the manner provided in Subsection 5.3 of this Agreement. No waiver will be deemed to be a waiver of any other matter, whenever occurring and whether identical, similar or dissimilar to the matter waived.

                 10.7 Entire Agreement . The Transaction Documents collectively embody the entire agreement and understanding of the parties hereto. This Agreement supersedes the Letter Agreement and all other prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein.

                 10.8 Governing Law . This Agreement shall be construed in accordance with, and governed by, the laws of the State of Florida.

                 10.9 Covenant of Good Faith and Fair Dealing . Each party hereto agrees to act in good faith with respect to the other party or parties in exercising its rights and discharging its obligations under this Agreement. Each party further agrees to use its best efforts to ensure that the purposes of this Agreement are realized and to take all steps as are reasonable in order to


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implement the operational provisions of this Agreement. Each party agrees to execute, deliver and file any document or instrument necessary or advisable to realize the purposes of this Agreement.

         IN WITNESS WHEREOF, the parties to this First Right of Refusal Agreement have duly executed it on the day and year first above written.

"Investor"         PHYSICIAN CORPORATION OF AMERICA, a
                   Delaware corporation


                   By:  /s/ Peter E. Kilissanly
                        -------------------------------------------------
                        Peter E. Kilissanly, President and Chief
                        Operating Officer


"AccessCare"       ACCESSCARE, INC., a Nevada corporation


                   By:  /s/ Ronald G. Hersch
                        -------------------------------------------------
                        Ronald G. Hersch, Ph.D., President


"CompCare"         COMPREHENSIVE CARE CORPORATION, a
                   Delaware corporation


                   By:  /s/ Kerri Ruppert
                        -------------------------------------------------
                        Its:  Vice President, Secretary/Treasurer and CAO


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